As filed with the Securities and Exchange Commission on August 27, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cowen Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-1702964
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Cowen Group, Inc. 2007 Equity and Incentive Plan

(Full Title of the Plan)

J. Kevin McCarthy

General Counsel

Cowen Group, Inc.

1221 Avenue of the Americas

New York, New York 10020

(Name and Address of Agent For Service)

(646) 562-1000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Meredith B. Cross

Wilmer Cutler Pickering Hale and Dorr LLP

1875 Pennsylvania Avenue, N.W.

Washington, D.C. 20036

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,437,133 shares	$12.89(2)	$18,524,644(2)	$569

(1)                                  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on August 24, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.           Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART III
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”).  The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a)                                  The registrant’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2006.

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)                                  The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

Item 6.           Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above, or defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the DGCL.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL.  In addition, our amended and restated certificate of incorporation provides that we will, to the fullest extent permitted by law, indemnify, and upon request may advance expenses to, any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or in testate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim.  However, we are not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, a director of the corporation shall not be personally liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•                  any breach of the director’s duty of loyalty to our company or our stockholders;

•                  any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•                  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•                  any transaction from which the director derived an improper personal benefit.

Any repeal or modification of these provisions of our certificate of incorporation shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of that director occurring prior to the amendment or repeal.

We have insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.

We have entered into indemnification agreements with each of our directors under which we agreed to indemnify each of them against: (a) expenses, judgments, and settlements paid in connection with third-party claims and (b) expenses and settlements paid in connection with claims on our behalf, in each case provided that the director acted in good faith.  In addition, we agreed to indemnify each director to the extent permitted by DGCL against all expenses, judgments, and amounts paid in settlement unless the director’s conduct constituted a breach of his or her duty of loyalty to the stockholders.  Subject to the director’s obligation to pay us in the event that he or she is not entitled to indemnification, we will pay the expenses of the director prior to a final determination as to whether the director is entitled to indemnification.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.           Undertakings.

1.                                       The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                                       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 27th day of August, 2007.

COWEN GROUP, INC.

By:	/s/ Kim S. Fennebresque
	Name:	Kim S. Fennebresque
	Title:	Chairman, Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Cowen Group, Inc. hereby severally constitute and appoint Kim S. Fennebresque and Thomas Conner, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cowen Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kim S. Fennebresque	Chairman, Chief Executive
Kim S. Fennebresque	Officer and President (Principal executive officer)	August 27, 2007

/s/ Thomas K. Conner	Chief Financial Officer and
Thomas K. Conner	Treasurer (Principal financial and accounting officer)	August 27, 2007

/s/ Jeffrey Kurzweil	Director
Jeffrey Kurzweil		August 27, 2007

/s/ Philip B. Pool, Jr.	Director
Philip B. Pool, Jr.		August 27, 2007

/s/ L. Thomas Richards	Director
L. Thomas Richards		August 27, 2007

/s/ John E. Toffolon, Jr.	Director
John E. Toffolon, Jr.		August 27, 2007

Director
Charles W.B. Wardell, III

INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)